EXHIBIT 10.32
                                                                   -------------

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT


         This Amended and Restated Employment Agreement (the "Agreement") is entered into by and between NATURADE, INC., a Delaware corporation ("Company"), and BILL D. STEWART, an individual ("Stewart"), as of the date last set forth below.

                              PRELIMINARY STATEMENT

         Company wishes to maintain Stewart as its President, Chief Executive Officer and Chairman of the Board, and Stewart wishes to accept such engagement, in each case on the terms and conditions set forth below.

         Company and Stewart are parties to an Employment Agreement dated as of February 18, 1998 (the "Original Agreement."

         In consideration of the mutual promises made herein, Company and Stewart (collectively, the "Parties") hereby amend and restate the Original Agreement in its entirety and agree as follows:

         1. Specified Term. Beginning on the date of execution and delivery of this Agreement (the "Effective Date") until the earlier of December 31, 2003 and the date of the termination of this Agreement (the "Term"), in each case on the terms and subject to the conditions set forth herein, Company hereby retains Stewart, and Stewart hereby accepts retention with Company. Stewart shall perform his offices hereunder principally at Company's headquarters in Orange County, California throughout the Term of this Agreement.

         2. Title and Description of Duties. Stewart shall serve as President, Chief Executive Officer and Chairman of the Board of the Company's board of directors (the "Board") and shall have such duties, rights, responsibilities, and privileges normally associated with the positions he shall occupy. During the Term Stewart shall report to the Board, comply with the directions and resolutions of the Board and diligently devote substantially all of his time, attention and energies to the business of Company.

         3. Competitive Activities. During the Term, Stewart shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business that is in competition in any manner whatsoever with any business of Company or the dietary supplements and natural health and beauty care business. The parties hereto intend the terms of this Section 3 to be reasonable and in compliance with applicable law and, in that regard, anything to the contrary appearing in this Agreement notwithstanding, if a court shall determine that this Section 3 shall be unenforceable, such court is hereby authorized and empowered to restrict the geographic area and the scope of activities to which this Section 3 pertains to the minimum extent necessary so that this Section 3 as so restricted shall be


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rendered enforceable. Moreover, nothing in this Agreement shall prohibit Stewart from owning up to five percent (5%) of the shares of any publicly held company.

         4. Confidential Information. Stewart agrees that he shall not disclose any confidential information concerning the Company or its operations (including any information constituting a trade secret under applicable law), or use any such confidential information in any way, either during the Term or at any other time thereafter, except as he in good faith believes is required or appropriate in the course of the discharge of his duties hereunder. Upon termination of this Agreement, or when requested by the Board, Stewart shall return or cause to be returned to Company all such confidential information in his possession or disposal, without retaining any copies thereof.

         5. Indemnification of Stewart. Company shall indemnify, defend and hold harmless Stewart to the fullest extent permitted by applicable law in effect at the time of the subject act or omission, and shall advance to Stewart reasonable attorneys' fees and expenses as such fees and expenses are incurred (subject to an undertaking from Stewart to repay such advances if it shall be finally determined by a judicial decision which is not subject to further appeal that Stewart was not entitled to the reimbursement of such fees and expenses), and Stewart will be entitled to the protection of any insurance policies that Company may elect to maintain generally for the benefit of its directors and officers, against all costs, charges and expenses incurred or sustained by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director, officer or employee of the Company or any of its subsidiaries, or his serving or having served any other enterprise as a director, officer or employee at the request of the Company (other than any dispute, claim or controversy arising under or relating to this Agreement).

         6. Salary. As compensation for the services to be rendered by Stewart hereunder, during the Term Company shall pay Stewart an annual salary (the "Salary") of $225,000. Salary shall be payable to Stewart at such times and in a manner consistent with Company's then current payment practices.

         7. Tax Withholding. Company shall have the right to deduct or withhold from the compensation due to Stewart hereunder any and all sums required for federal income and Social Security taxes and all state or local taxes now applicable or that may be enacted and become applicable in the future.

         8. Bonus; Options.

         (a) Bonus. Company and Stewart shall use their respective good faith efforts to negotiate and agree to criteria respecting a bonus for Stewart with respect to each calendar year ending after December 31, 2001 (the "Bonus") by the end of the prior calendar year. It is the expectation of each of the Parties hereto that such criteria to be negotiated will provide that the target amount of each annual Bonus will be one-half of Stewart's aggregate Salary for such calendar year based on the Company achieving earnings and revenues objectives, excluding the effects of acquisitions, subject to the limitations in the Credit and Security Agreement between Company and Wells Fargo Business Credit, Inc.

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


dated January 27, 2000, as amended (or any agreement with a principal lender of the Company that replaces Wells Fargo Business Credit, Inc.). Such target Bonus will not be limited, but shall contain provisions for higher bonus payments to reward Stewart for exceeding such objectives. In addition, provision shall be made on a case-by-case basis to address specifically earnings and revenues contributed by acquisitions.

         (b) Options.

              (i) The Company has granted Stewart options ("Options") to purchase 365,000 shares of the common stock of Company ("Common Stock"). 297,500 of such Options will have become vested on March 2, 2002, and all such Options become fully vested in the event of any sale (including, without limitation, pursuant to either a tender offer or a merger of Company which results in the shareholders of the Company holding less than fifty per cent (50%) of the stock of the surviving corporation) of Company. The price per share of Common Stock at which such Options may be exercised ("Exercise Price") shall be changed on the Effective Date to be $0.1477 per share (such price being the market price of the Common Stock based on the price of equity securities sold to investors in a third-party transaction concluded on or about the Effective Date; all such Options shall immediately vest in full on the Effective Date; and, notwithstanding any provision to the contrary in the Options or the stock option plan under which they were issued, all such Options may be exercised at any time on or before March 2, 2005, regardless of the termination of Stewart's employment by Company by reason of his death or otherwise. For purposes of this Agreement, the Fair Market Price of one share of Common Stock as of a particular date shall be determined as follows: (i) if traded on a securities exchange or through the Nasdaq National Market or SmallCap System, the price shall be deemed to be the average of the closing prices of the securities on such exchange over the five (5) day period ending three (3) days prior to the date of determination; (ii) if traded over-the-counter, the price shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over that same five (5) day period; and (iii) if there is no active public market for the Common Stock, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Company.

              (ii) In lieu of exercising any Option as provided above, Stewart may elect to receive, without the payment by him of any additional consideration, shares of Common Stock equal to the value of such Option (or the portion thereof being canceled) by surrender of the Option certificate at the principal office of Company together with a subscription form indicating such election, in which event the Company shall issue to Stewart a number of shares of Common Stock computed using the following formula:

                                               Y (A - B)
                                               ---------
                                           X =     A

                  Where:              X  =  The number of shares of Common Stock
to be issued pursuant to this net exercise;

                                      Y  =  The number of shares of Common Stock
that would be issued in a cash exercise of the options in respect of which the net issue election is made;

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                                      A  =  The  Fair  Market Price of one share
of Common  Stock at the time the net issue election is made;

                                      B  =  The  Exercise  Price (as adjusted to
the date of the net issuance).

              (iii) Additional options to acquire shares of Common Stock will become available to Stewart on an annual basis determined by the Board. Additional options to acquire shares of Common Stock will be made available to selected key employees nominated and awarded by Stewart (such shares to be used as leverage for initial hire and annual award against performance), in each case on a basis determined by the Board.

         (c)  Dilution.

              (i) Reorganizations. In the event the Common Stock is subject to a stock split, stock dividend, or the like, or any consolidation of the outstanding shares of Common Stock into a smaller number of shares is effected (any such event being herein called a "Common Stock Reorganization"), then (i) the Exercise Price shall be adjusted, effective immediately after the effective date of such Common Stock Reorganization, to a price determined by multiplying the Exercise Price in effect immediately prior to such effective date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such effective date before giving effect to such Common Stock Reorganization and the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such Common Stock
Reorganization, and (ii) the number of shares of Common Stock subject to purchase upon exercise of the Options shall be adjusted, effective at such time, to a number determined by multiplying the number of shares of Common Stock subject to purchase immediately before such Common Stock Reorganization by a fraction, the numerator of which shall be the number of shares outstanding after giving effect to such Common Stock Reorganization and the denominator of which shall be the number of shares of Common Stock outstanding immediately before giving effect to such Common Stock Reorganization. In the event of any merger in which Company is not the surviving corporation, the Options shall become options to purchase the kind and amount of shares of stock and other securities and property which Stewart would have been entitled to receive pursuant to such merger if the Options had been exercised immediately prior to the effective date thereof, and the Exercise Price shall be adjusted accordingly. Any adjustment of Exercise Price or of the number of shares of Common Stock purchasable upon exercise of the Options under this Section 8 shall not be applicable to any portion of the Options exercised prior to such adjustment.

              (ii) Dilutive Issuances.

                   (1) Upon each issuance (or deemed issuance as provided below) by the Company of any shares of Common Stock (the "Additional Stock") after the date hereof, other than "Excluded Stock" (as defined below), for a consideration per share less than the Exercise Price in effect immediately prior to the issuance, the Exercise Price in effect immediately prior to each issuance shall forthwith be adjusted to a price determined by multiplying the Exercise Price by a fraction, (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Stock


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plus the  number of shares of Common  Stock  which the  aggregate  consideration received by the Company for the total number of shares of Additional Stock so issued would purchase at the Exercise Price in effect immediately prior to such issuance, and (y) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance of Additional Stock plus the number of shares of such Additional Stock so issued. For the purpose of the above calculation the number of shares of Common Stock outstanding immediately prior to such issuance of Additional Stock shall be calculated on a fully diluted basis, as if all convertible securities had been fully converted into shares of Common Stock immediately prior to such issuance, at an Exercise Price of $0.00, and any outstanding options, warrants or other rights for the purchase of shares of stock or convertible securities had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Common Stock if so convertible) as of such date, but not including in such calculation any additional shares of Common Stock issuable with respect to convertible securities, or outstanding options, warrants or other rights for the purchase of shares of stock or convertible securities, solely as a result of the adjustment of the respective conversion or exercise prices (or other conversion ratios) resulting from the issuance of the Additional Stock causing the adjustment in questions.

                   (2) The term "Excluded Stock" shall means:

                       (A) shares of Common Stock issued or issuable in a public offering registered under the Securities Act of 1933, as amended;

                       (B) shares of Common Stock or related options exercisable for such Common Stock issued to employees, officers, and directors of, and consultants, customers, and vendors to, the Company, pursuant to an arrangement approved by the Board of the Company;

                       (C)  shares  of  Common   Stock  issued  or  issuable  in
         connection with the acquisition by the Company of all of the outstanding voting stock or substantially all of the assets of another entity; and

                       (D) shares of Common Stock issued, issuable or deemed issued on the purchase of the Series B Convertible Preferred Stock and Series B Convertible Preferred Stock Warrants, pursuant to the Securities Purchase Agreement between the Company, Westgate Equity
         Partners, L.P. and Health Holdings & Botanicals LLC dated as of December [19], 2001, and on the exercise and/or conversion thereof.

              (iii) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this Section 8(c), Company, at its expense, shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to Stewart a certificate setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based. Company shall, upon the written request at any time of Stewart, furnish or cause to be furnished to Stewart a like certificate setting forth (a) such adjustment and readjustment, (b) the current Exercise Price, and (c) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the exercise of the Options.


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



         9. Life Insurance. During the Term, Company agrees to provide and pay for a twenty-year term life insurance policy for Stewart in the amount of $250,000; provided, that Company shall be obligated to provide such insurance only if it may be obtained by Company for Stewart on commercially reasonable terms and for reasonable premiums not substantially greater than would be payable for such coverage with respect to an average man of Stewart's age (as reasonably determined by Company) and subject to Stewart submitting to and satisfying the health and physical examination criteria of the insurer. Stewart agrees to cooperate in all reasonable respects with Company and the insurer to provide the coverage described in this Section 9, including without limitation by submitting to such physical examinations as shall be required by such insurer. Company shall continue payment of premium through life of policy regardless of employment status.

         10. Group Medical Insurance. Company agrees to include Stewart and Stewart's spouse under Company's group medical insurance coverage, if any, which Company provides to all employees.

         11. Vacation. Stewart shall be allowed four weeks vacation per year.

         12. Expenses.

              (a) During the Term the Company shall reimburse Stewart for lease of an automobile at the rate of $1,250 per month. Stewart's gasoline charges shall be payable under and pursuant to the Company's then-current travel and entertainment policy. Stewart will pay for repairs, insurance and maintenance costs relating to such automobile.

              (b) Company shall reimburse Stewart for all out-of-pocket travel expenses incurred by him in connection with Company's business and in compliance with Company's reimbursement policies.

         13. Termination for Cause. Company reserves the right to terminate this Agreement if Stewart (1) willfully or habitually breaches or neglects the duties which he is required to perform under the terms of this Agreement; (2) commits a felony or act of dishonesty, fraud, misrepresentation, or other acts of moral turpitude or (3) refuses to comply materially with reasonable directives of the Board (each of the foregoing circumstances being "Cause"); provided, however, in the case of items (1) and (3), Company has first given Stewart written notice of such Cause and Stewart failed to correct such Cause within the 30 day period following his receipt of such notice.

         14. Termination Without Cause.

              (a)  This  Agreement   shall  be  terminated  upon  the  death  or
disability of Stewart such that he cannot fulfill his responsibilities under this Agreement for a period in excess of 90 days.

              (b) Termination under this Section 14 shall not be considered "for Cause" for the purpose of this Agreement.


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


         15. Effect of Termination Upon Compensation.

              (a) Termination for Cause or Upon Resignation. In the event that this Agreement is terminated prior to December 31, 2003 "for Cause" by Company, or by resignation by Stewart, Stewart shall be entitled to the compensation earned by and vested in him prior to the date of termination as provided for in this Agreement or Company's stock option plan, computed pro rata up to and including that date, excluding Bonus. In such events, except as expressly provided in Sections 5 and 9 and this Section 15(a) and by the terms of any agreement between the parties pertaining to the grant of additional compensation to Stewart, Company shall have no obligations under this Agreement, including, without limitation, any obligation thereunder to pay Salary or additional compensation or to provide other benefits, in each case except to the extent otherwise provided by law.

              (b) Termination Other than for Cause or Upon Resignation, Death or Disability. In the event that this Agreement is terminated prior to December 31, 2003 other than "for Cause" by Company or by resignation, death or disability by or of Stewart, Stewart shall be entitled to (i) the compensation earned by and vested in him prior to the date of termination as provided for in this Agreement (including Bonus) and Company's stock option plan, in each case computed pro rata up to and including that date, and (ii) payment of his Salary, average
Bonus, and continuation of medical benefits and payment of automobile lease under Section 12(a) above, in each case through the later of (a) 24 months following the Effective Date or (b) 12 months following termination, at such times and in such manner as such Salary or other amount was paid or provided prior to such termination. In such events, except as expressly provided in Sections 5 and 9 and this Section 15(b) and by the terms of any agreement between the Parties pertaining to the grant of additional compensation to Stewart, Company shall have no obligations under this Agreement, including, without limitation, any obligation thereunder to pay Salary or additional compensation or to provide other benefits, in each case except to the extent otherwise provided by law.

              (c) Constructive Termination. Any of the following events shall be deemed a termination other than for Cause, for purposes of Section 15(b):

                  (i) the assignment to Stewart of duties inconsistent with and adverse to Stewart's position, duties, responsibilities and status with the Company immediately prior to the Effective Date, or an adverse change in Stewart's titles or offices as in effect immediately prior to the Effective Date, or a reduction of Stewart's duties or responsibilities as in effect immediately prior to the Effective Date, or any removal of Stewart from or any failure to reelect Stewart to any of such positions, except in connection with termination of Stewart's employment for Disability, Retirement or Cause or as a result of Stewart's death or by Stewart;

                  (ii)  A  reduction   in   Stewart's   base  salary  and  bonus
compensation unless such reduction is part of a uniformly applied program of reductions reasonably adopted due to the Company's then business condition;

                  (iii) A failure of the Company to continue in effect any benefit or incentive plan or arrangement in which Stewart is participating on the Effective Date, or the taking of any action by the Company which would


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


adversely affect Stewart's participation in or materially reduce Stewart's benefits under any such plan or arrangement or deprive Stewart of any material fringe benefit enjoyed by Stewart on the Effective Date, unless such failure results from a uniformly applied program of reductions reasonably adopted due to the Company's then business condition;

                  (iv) Stewart is transferred to a principal work location which will require him to travel more than fifty (50) miles from his or her then principal residence to his or her new principal work location; or

                  (v) any material breach by the Company or any provision of this Agreement.


         16. Notices. Any and all notices or other communications required or permitted to be given by either party to the other shall be in writing and may be transmitted either by personal delivery or by mail, registered or certified postage prepaid, with return receipt requested. Notices shall be deemed duly served and given when personally delivered to the party to whom directed or any of its officers or, in lieu of such personal service when deposited in the United States mail, first class postage prepaid, addressed as follows:

         To Company:                Naturade, Inc.
                                    14370 Myford Road, Suite 100
                                    Irvine, California  92606
                                    Attention:    Chairman of the Board
                                    Telephone:    (714) 573-4800

         To Stewart:                Bill D. Stewart
                                    28551 Avenida La Mancha
                                    San Juan Capistrano, California  92675
                                    Telephone:    (949) 496-9318

         17. Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the Parties hereto with respect to the retention of Stewart by Company, and contains all of the covenants and agreements between the Parties with respect to that retention in any manner whatsoever. Each party acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding. Without limitation to the foregoing, this Agreement shall supersede and replace all provisions of any prior agreement pertaining to retention by Company of Stewart.

         18. Modifications. Any modification of this Agreement will be effective only if it is in writing signed by the party against whom enforcement is sought.

         19. Effect or Waiver. The failure of either Party to insist on strict compliance with any of the terms, covenants, or conditions of this Agreement by the other party shall not be deemed a waiver of that term, covenants or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.


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



         20. Partial Invalidity. In any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

         21. Law Governing Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         22. Sums Due Deceased Stewart. If Stewart dies during the Term, any sums that may be due him from Company under this Agreement as of the date of death shall be paid to Stewart's executors, administrators, heirs, personal representatives, successors and assigns.

Executed effective January 2, 2001, at Irvine, California.



COMPANY
-------

NATURADE, INC.
a Delaware corporation


By:  /s/ Lawrence J. Batina
     ----------------------
Title:  Secretary and Chief Financial Officer



STEWART
-------


/s/ Bill D. Stewart
-------------------
BILL D. STEWART








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